Exhibit 99.1
FOR IMMEDIATE RELEASE
For more information, contact:
Debbie Bockius
636-728-3031
THERMADYNE HOLDINGS CORPORATION APPOINTS
MARTIN QUINN, PRESIDENT AND
TERRY DOWNES, CHIEF OPERATING OFFICER
          ST. LOUIS, August 17, 2009 — Thermadyne Holdings Corporation (NASDAQ: THMD) today announced that the Company’s board of directors has appointed Martin Quinn president and Terry Downes executive vice president and chief operating officer. Paul Melnuk, the Company’s chairman and chief executive officer, will step down as chief executive officer but will remain the Company’s chairman. The position of chief executive officer will be not be filled.
     Mr. Quinn has held various positions over his 25 year history at Thermadyne, most recently as the Company’s executive vice president global sales and marketing. Mr. Quinn has had substantial experience in every aspect of managing the Company from running manufacturing facilities to building businesses from scratch in Asia. During his long career with the company he has held the positions of production manager, general manager of marketing, managing director of Asia and vice president of sales and marketing for Asia Pacific. Most recently Mr. Quinn has led Thermadyne’s global sales and marketing activities. Mr. Quinn graduated from the University of Melbourne, Australia with a bachelors degree in engineering. He also has a graduate diploma of business administration from Swinburne University of Technology.
     Mr. Downes has been with the Company since 2003 and has held the position of executive vice president global corporate development. He directed the disposal of seven international businesses enabling Thermadyne to focus on its core product lines. Most recently he has led the planning and distribution system integration of the U.S. business units into one regional business structure. Mr. Downes has substantial general management experience working in Europe, North America, South America and Asia with large conglomerates engaged in the manufacture and distribution of industrial products. He graduated from Cambridge University with a PhD in Metallurgy.
     In making the announcement, Mr. Melnuk stated, “I am pleased to turn over the day to day operations of Thermadyne to Martin and Terry. They are seasoned executives who have played an integral role in the turnaround of Thermadyne. Martin and Terry are uniquely qualified to lead the Company in future profitable growth.”
     Mr. Quinn said, “Terry and I are confident in the long-term growth and profitability potential for Thermadyne with the foundation we have established. While this sharp economic downturn, unprecedented in recent memory, has depressed sales throughout the industry, we have taken significant strides toward key goals including supporting the brand strategy, improving customer service and introducing innovative new products.”
     Mr. Downes added, “Late in 2008, we attacked our cost structure to quickly align it with the reduced demand. Importantly, these cost-reduction programs provide substantial leverage when the economy turns up. We are pleased with our progress in adjusting production, reducing inventories and generating cash flows.”
     Lead director J. Joe Adorjan commented, “Paul provided a much-needed financial discipline over the past five and half years, while enhancing the quality of our management team. He will continue to provide guidance for management and the Board. Martin and Terry have played integral roles in the development of the Company’s strategy and the board has confidence in their ability to continue implementing that strategy successfully.”

Conference Call
     The Company will conduct a conference call Tuesday, August 18, 2009, at 8:30 a.m. ET/7:30 a.m. CT to discuss this announcement.
     To participate via telephone, please dial:
•	U.S. and Canada 1-800-857-9861 (Conference ID: THERMADYNE)

•	International 1-517-308-9402
     For those unable to participate in the live conference call, a recording will be available from August 18, 2009, 10:00 a.m. ET, until August 26, 2009, at 9:29 a.m. ET, by dialing 1-800-925-0904 in the U.S. and Canada; 1-203-369-3093 for International. Enter conference ID 3031 to listen to the recording.
     Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® /Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. Its common shares trade on the NASDAQ under the symbol THMD. For more information about Thermadyne, its products and services, visit the Company’s web site at www.Thermadyne.com.
Cautionary Statement Regarding Forward-Looking Statements:
     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Annual Report on Form 10-K and other reports it files from time to time.
# # #